Exhibit 99.1

INTERAMERICAN ACQUISITION GROUP INC.
SPECIAL MEETING OF STOCKHOLDERS
__________, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF INTERAMERICAN ACQUISITION GROUP INC.

The undersigned stockholder of InterAmerican Acquisition Group, Inc., a Delaware corporation (“InterAmerican”), revoking all prior proxies, hereby appoints William C. Morro with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of InterAmerican to be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 at __ a.m. New York City time, on ________________, 2008, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

1.
To approve the Amended and Restated Stock Purchase Agreement, dated as of May 15, 2008, by and among InterAmerican, Sing Kung Ltd., a British Virgin Islands company, Cho Kwan, and certain other stockholders of Sing Kung Ltd., and the transactions contemplated thereby, pursuant to which InterAmerican will purchase substantially all of the outstanding shares of common stock of Sing Kung Ltd.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

2.
To approve the merger of InterAmerican into its wholly owned subsidiary, CNC Development Ltd. (“CNC”), formed under the laws of the British Virgin Islands, for the purposes of reincorporation and redomestication of InterAmerican to the British Virgin Islands, as part of the acquisition of Sing Kung Ltd.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

3.	To approve the Sing Kung Ltd. 2008 Equity Plan (the “Plan”) and to reserve an aggregate of 5,500,000 shares of CNC common stock for issuance under the Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “for” the proposals.

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the stockholder is a corporation, please sign the full corporate name by a duly authorized officer. If the stockholder is a partnership, please sign the partnership name by an authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated: _____________, 2008

INDIVIDUAL OR JOINT HOLDER:

___________________________________________
Signature

___________________________________________
Print Name Here

___________________________________________
Signature (if held jointly)

___________________________________________
Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

___________________________________________
Company Name

By: _______________________________________________

Its: _______________________________________________